Execution Version REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 11, 2023 by and among Nanobiotix S.A., a limited company incorporated under the law of France (the “Company”), and Johnson & Johnson Innovation – JJDC, Inc. (the “Investor”) in connection with that certain Securities Purchase Agreement by and among the Company and the Investor (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. The parties hereby agree as follows: 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings: “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City, New York are open for the general transaction of business. “Confidential Treatment Request” means any confidential treatment request submitted to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 406 of the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) relating to certain exhibits to be filed with the Registration Statement. “Investor” means the Investor identified above and any Affiliate or permitted transferee of the Investor who is a subsequent holder of Registrable Securities. “Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act. “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness, or automatic effectiveness, of such Registration Statement or document. “Registrable Securities” means (A) the Shares acquired by Investor pursuant to the Purchase Agreement and (B) any other securities issued or issuable as a dividend or other distribution with respect to, in exchange for or in replacement of such Shares, whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon the earlier of (i) any sale, transfer, disposition or exchange pursuant to a Registration Statement and (ii) the date on which such Shares may be sold without retriction pursuant to Rule 144 under the 1933 Act and without compliance with Rule 144(c)(1). “Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of

2 this Agreement, amendments and supplements to such Registration Statement, including post- effective amendments, all exhibits and all material incorporated by reference in such Registration Statement. “Registration Trigger Date” means earliest of (i) the Second Tranche Closing Date and (ii) the date on which Investor is no longer obligated to purchase Second Tranche Shares under the Purchase Agreement. “Underwritten Offering” means a sale of Shares to an underwriter for reoffering to the public. 2. Demand Registration. (a) Registration Statements. On any Business Day following a Registration Trigger Date, the Investor shall have the right to make a written request from time to time (the “Demand Registration Request”) to the Company for the preparation of a Registration Statement covering the resale of all or a portion of the Registrable Securities from time to time as permitted by Rule 415 under the 1933 Act (the “Demand Registration”); provided that, with respect to any Demand Registration Requests in respect of an Underwritten Offering, Investor shall be limited to an aggregate of two (2) such Demand Registration Requests, which Demand Registration Requests shall be made by Investor(s) holding a majority of the then-outstanding Registrable Securities. Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof. Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement relating to such Demand Registration Request and use its reasonable best efforts to cause such Registration Statement to be promptly declared effective under the Securities Act. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Registrable Securities resulting from share splits, share dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares or other securities for the account of any other holder without the prior written consent of the Investor. Such Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 4(d) to the Investor prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the tenth (10th) Business Day after delivery of the Demand Registration Request (the “Filing Deadline”), the Company will make payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by the Investor (in respect of outstanding Registrable Securities) for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities, provided that a failure to meet the Filing Deadline resulting from Investor’s failure to comply with Section 5 hereof, shall extend the deadline by the corresponding number of days. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to the Investor in cash no later than three (3) Business Days after the end of each 30-day period (the “Payment Date”). Interest shall accrue at the rate of 1%

3 per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full. (b) Demand Withdrawal. The Investor may withdraw all or any portion of its Registrable Securities included in a Demand Registration Request from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice to such effect with respect to all of the Registrable Securities included in such Demand Registration Request, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. (c) Expenses. The Company will pay all reasonable expenses associated with each Registration Statement (including Piggyback Registrations), including (i) filing and printing fees, (ii) the Company’s counsel and accounting fees and expenses, (iii) costs associated with clearing the Registrable Securities for sale under applicable state securities laws, (iv) listing fees, (v) fees and expenses of one counsel to the Investor, not to exceed $75,000, and (vi) the Investor’s reasonable expenses in connection with the registration, but excluding any fees and expenses not expressly contemplated by this Agreement in connection with requirements associated with Investor’s intended method of distribution, and any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold (the “Registration Expenses”). (d) Effectiveness. (i) The Company shall use reasonable best efforts to have the Registration Statements declared effective as soon as practicable. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within forty-eight (48) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC informs the Company in writing that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement or (ii) the 60th day after the Filing Deadline (or the 90th day if the SEC reviews such Registration Statement) (the “Effectiveness Deadline”) or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make pro rata payments to the Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by the Investor (in respect of outstanding Registrable Securities) for each thirty (30)-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”), provided that a failure to meet the Effectiveness Deadline resulting from Investor’s failure to comply with Section 5 hereof, shall extend the deadline by the corresponding number of days. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the

4 commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Such payments shall be made to the Investor in cash. Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Blackout Payment Date until such amount is paid in full. (ii) For not more than forty five (45) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information (“MNPI”) concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investor in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable. 3. Piggyback Registration. (a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a public offering (under a Registration Statement that Investor is eligible to participate on) with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration on Form F-4 or Form S-8 or any successor form to such forms, (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) an at-the-market offering pursuant to Rule 415(a)(4) under the 1933 Act), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a public offering under such a shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to the Investor, and such Piggyback Notice shall offer the Investor the opportunity to register under such Registration Statement, or to sell in such public offering, such number of Registrable Securities as the Investor may request in writing (a “Piggyback Registration”). The Company shall include in such Registration Statement or in such public offering as applicable, all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by the Investor of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a public offering under such a shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company

5 shall give written notice of such determination to the Investor and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or public offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the continuing rights of the Investor to request that such Registration or sale be effected as a Demand Registration under Section 2(a) and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. The Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw. (b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the Investor in writing that, in its or their opinion, the number of securities that the Investor and any other persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration. (c) No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3 shall be deemed to have been effected pursuant to Section 2 or shall relieve the Company of its obligations under Section 2. 4. Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible: (a) use reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction (other than volume limitations) pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (the “Effectiveness Period”) and advise the Investor promptly in writing when the Effectiveness Period has expired; (b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the

6 provisions of the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) with respect to the distribution of all of the Registrable Securities covered thereby; (c) in the event that the Depositary Agent, or any successor which administers the Company's ADS program, imposes any fees or expenses on the Investor in connection with the deposit by such Investor of its Registrable Securities that are not initially issued in the form of ADSs in exchange for ADSs made by the Investor for any reason, the Company shall pay all such fees and expenses; (d) provide copies to and permit a counsel designated by the Investor to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects; (e) furnish to the Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor; (f) use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment; (g) prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(g), or (iii) file a general consent to service of process in any such jurisdiction; (h) use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which securities of the same class are issued by the Company are then listed;

7 (i) promptly notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (j) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 4(j), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); (k) with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Ordinary Shares or ADSs to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and (iii) furnish electronically to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1933 Act and 1934 Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 20-F and all reports required to be filed by the Company after the date hereof pursuant to the 1933 Act even if the Company is not then subject to the reporting requirements of the 1933 Act, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration; further, at the written request of the Investor, the Company will, within three (3) Business Days of receipt of such request, either (a) confirm in writing to the Investor that there is no MNPI regarding the Company or that MNPI exists but isn’t known to the Investor; (b) make

8 public disclosure of all MNPI in Investor’s possession such that the Investor may trade the Shares, or (c) initiate an Allowed Delay pursuant to this Agreement. Except for a Permitted Delay Period, any failure to timely comply with the preceding sentence shall constitute a consent by the Company for the Investor to disclose any information in its possession regarding the Company to facilitate trading the Shares. Notwithstanding the foregoing, if the Company cannot comply with clause (a) in the preceding sentence and chooses not to comply with clause (b) above on the time frame indicated above, the Company may delay the disclosure described in clause (b) above for up to 30 consecutive days (but not more than 60 days during any 360-day period) (the “Permitted Delay Period”) by providing the Investor with written notice that the Company is invoking this provision and by making the required disclosure on the delayed timeline; provided, that, the Permitted Delay Period shall be reduced by the number of days for which the Company (a) failed to file a Registration Statement on or prior to the Filing Deadline pursuant to Section 2(a) above and/or (b) effected an Allowed Delay, pursuant to Section 2(d)(ii) above; (l) cooperate with the Investor and the Depositary Agent to facilitate the timely preparation and delivery of the Shares (in book entry or certificated form) to be delivered to a transferee pursuant to an effective Registration Statement, which Shares shall be free of all restrictive legends; and (m) if required by the Company’s agent which maintains the register of members of shares or the Depositary Agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of legal counsel as to the effectiveness of the Registration Statement to be delivered to such agent or the Depositary Agent, together with any other authorizations, certificates and directions requested by such agent or the Depositary Agent, which authorize and direct such agent or the Depositary Agent to issue such Registrable Securities without legend upon sale by the Investor under the Registration Statement, provided that the Company and the Depositary Agent shall have received any documentation required by the Deposit Agreement, as amended and supplemented. 5. Obligations of the Investor. (a) The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor elects to have any of the Registrable Securities included in such Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Investor elects to have any of the Registrable Securities included in such Registration Statement. (b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the

9 Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. (c) The Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(d)(ii) or (ii) the happening of an event pursuant to Section 4(i) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made. (d) The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement. 6. Indemnification. (a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, and will reimburse the Investor, and each such officer, director or member and each such controlling person for any legal or other documented, out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that such Prospectus is outdated or defective or (iii) the Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities. (b) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in

10 such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

11 7. Miscellaneous. (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor. (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement. (c) Assignments and Transfers by Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its respective successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by the Investor to such person, provided that (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement and (vi) such transferred Registrable Securities represent a number equal to at least 20% of the Initial Tranche Shares (as may be adjusted pursuant to any sub-division, stock split or consolidation). (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which Ordinary Shares or ADSs are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction. (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12 (f) Counterparts; Faxes; E-mail. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original. (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect. (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained. (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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Execution Version [Signature Page to Registration Rights Agreement (JJDC)] IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written. INVESTOR: JOHNSON & JOHNSON INNOVATION – JJDC, INC. By: Name: Debi Watson Title: Authorized Signatory DocuSign Envelope ID: 434F1991-6BDE-4208-96AC-3D59FC28C4B1